Exhibit 99.1

News Release

American Science and Engineering, Inc. Announces Resignation of CFO

BILLERICA, Mass.—(BUSINESS WIRE)—June 28, 2004-American Science and Engineering, Inc. (AMEX: ASE) (AS&E(R)), a leader in X-ray detection technology, announced today that Ted Owens, Executive Vice President, Treasurer and Chief Financial Officer, has resigned effective June 24, 2004.

Anthony Fabiano, President and CEO, commented, “Ted was instrumental in supporting me and the Company’s goals during a transition period over the last ten months. We have the highest regard for Ted’s business expertise and financial management capabilities and we wish him well in his future endeavors.”

Ken Galaznik, Vice President of Finance, will assume the role of Acting Chief Financial Officer while the Company conducts a search for a permanent Chief Financial Officer. In this role, Mr. Galaznik will manage corporate finance and administration, as well as investor relations. Mr. Galaznik has been with AS&E since August 2002, serving as Vice President of Finance since July 2003. Prior to joining AS&E, he was Vice President of Finance at Spectro Analytical Instruments, Inc. and has 27 years of experience in accounting and finance positions in manufacturing and real estate development entities. Mr. Galaznik holds a Bachelor of Business Administration degree in Accounting from The University of Houston.

About AS&E(R)

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z(R) Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped Energy(TM) X-ray inspection systems combine the material discrimination features of Z(R) Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. AS&E’s High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit http://www.as-e.com.

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

CONTACT: American Science and Engineering, Inc.
Laura Berman, 978-262-8700

SOURCE: American Science and Engineering, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding American Science and Engineering’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.